                                                                    Exhibit 99.1

     TICC ANNOUNCES $8 MILLION TRANSACTION WITH FALCON COMMUNICATIONS, INC.

Greenwich, CT - 04/13/2005 - Technology Investment Capital Corp. (Nasdaq: TICC)
announced today that it has completed a $6 million investment in senior unsecured notes and a $2 million investment in common stock issued by Falcon
Communications, Inc., a Delaware corporation. The Company is a provider of innovative and cutting-edge remote communications technologies. TICC's investment supports the recapitalization of Falcon Communications by CM Equity
Partners.

ABOUT FALCON COMMUNICATIONS, INC.

Falcon Communications is a global provider of mobile and fixed satellite communications services to commercial, U.S. and international government clients, as well as emergency response, crisis management and humanitarian organizations. Falcon's products and services are focused on providing best value, reliable communications solutions. Falcon's global reach provides instant worldwide, secure, on demand communications to the end user.

ABOUT CM EQUITY PARTNERS

CM Equity Partners is a private equity investment firm which makes investments in middle-market companies operating primarily in the United States and Canada.
CM Equity Partners is affiliated with Carl Marks & Co, Inc., one of the oldest merchant banking firms in the United States. Please visit www.cmequity.com for more information.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at
(203) 661-9572 or visit our website at www.ticc.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words
"believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange
Commission. We undertake no obligation to update such statements to reflect subsequent events.